UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2020

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1    Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 18, 2020, CryoLife, Inc. (“CryoLife” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC (the “Initial Purchaser”) with respect to a private offering (the “Notes Offering”) by the Company of $100,000,000 aggregate principal amount of 4.250% convertible senior notes due 2025 (the “Initial Notes”). Pursuant to the Purchase Agreement, the Company also granted the Initial Purchaser an option to purchase, within a 13-day period, beginning on, and including, the date on which the Notes are first issued, up to an additional $15,000,000 aggregate principal amount of the Notes (the “Additional Notes,” and together with the Initial Notes, the “Notes”). The Notes Offering for the Initial Notes closed on June 23, 2020, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchaser may be required to make because of any of those liabilities.

The Company expects to use the net proceeds from the offering for general corporate purposes, including the repayment of approximately $30 million outstanding under the Company’s revolving credit facility.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indenture and Notes

On June 23, 2020, in connection with the Notes Offering, the Company entered into an indenture (the “Indenture”) with respect to the Notes, with U.S. Bank National Association, as trustee (the “Trustee”). The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 4.250% payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021. The Notes will mature on July 1, 2025, unless earlier repurchased, redeemed or converted in accordance with their terms.

Holders of the Notes may convert their notes at their option at any time prior to January 1, 2025 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate on each such trading day; (3) if the Company gives a notice of redemption with respect to any or all of the notes, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after January 1, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, as described in the Indenture. The conversion rate will initially be 42.6203 shares of the Company’s Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $23.46 per share), subject to adjustments upon the occurrence of certain events (but will not be adjusted for any accrued and unpaid interest). Prior to July 5, 2023, the Company may not redeem the Notes. On or after July 5, 2023, if the last reported sale price per share of the Company’s Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, the Company may redeem for cash all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Following certain corporate events described in the Indenture that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption. In addition, if the Company undergoes a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains certain other customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the text of the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Section 2    Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated by reference.

Section 3    Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated by reference.

The Initial Notes were issued to the Initial Purchaser in reliance upon Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. The Initial Notes were resold by the Initial Purchaser to persons whom the Initial Purchaser reasonably believes are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its existing security holders. Initially, a maximum of 5,753,730 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 57.5373 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Section 9    Financial Statements and Exhibits.

Item 9.01(d)	Exhibits

(d)    Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 23, 2020, by and between CryoLife, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of June 18, 2020, by and between CryoLife, Inc. and Morgan Stanley & Co. LLC, as the initial purchaser.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2020

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
D. Ashley Lee
Executive Vice President, Chief Operating
Officer and Chief Financial Officer